UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/18/2010

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

200 Oceangate, Suite 100
Long Beach, CA 90802
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

The Washington Department of Social and Health Services has notified the Company's Washington health plan, Molina Healthcare of Washington, that effective as of July 1, 2010, it will raise the rates paid to the health plan for its Healthy Options members, inclusive of delivery payments, by approximately 2.4%. The Company estimates that the revised rates will increase the revenue of its Washington health plan by approximately $7 million for the second half of 2010.

In addition, the Michigan Department of Community Health, or MDCH, has advised the Company's Michigan health plan, Molina Healthcare of Michigan, that it will implement certain retrospective and prospective reductions to the premium rates that became effective as of October 1, 2009. Effective as of August 2010, MDCH will lower the rates paid to the Michigan health plan by approximately 2.5% on a fully blended basis. The rate reduction is being implemented to recover the overstatement of premium rates assigned to all health plans throughout Michigan as a result of (i) certain miscalculations made by the state in setting rates effective October 1, 2009, and (ii) the state's incorrect enrollment of dual eligible members in Medicaid managed care plans. The Company estimates that the revised rates will decrease the anticipated revenue of its Michigan health plan by approximately $9 million through December 31, 2010. The Michigan health plan expects to recover from providers up to $3 million in medical payments made on behalf of incorrectly enrolled dual eligible members. The Michigan health plan is engaged with the state in reviewing the appropriateness of these rate adjustments.

Also, effective as of April 1, 2010, MDCH has retained financial risk on a statewide basis for certain psychotropic drugs that previously had been the financial responsibility of the Medicaid managed care plans. Although this change is expected to lower the 2010 premium revenue of the Michigan health plan by approximately 1%, it is not expected to have any material impact on the Michigan health plan's net income for 2010.

Cautionary Statement under the Private Securities Litigation Reform Act: This report contains "forward-looking statements" regarding certain expected rate revisions applicable to the Company's Washington and Michigan health plans. All of our forward-looking statements are based on our current expectations and assumptions that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to the final implementation of rate revisions in a manner consistent with the information most recently communicated to our Washington and Michigan health plans; subsequent rate revisions or adjustments that are not currently expected; recoveries of amounts overpaid to providers by our Michigan health plan in an amount less than expected; and a material change in the membership mix at our Washington or Michigan health plans. Information concerning additional risk factors that could cause actual results to differ materially is contained in the Company's 2009 Form 10-K Annual Report, its Form 10-Q Quarterly Report for the quarter ended March 31, 2010, and the Company's other reports and filings with the Securities and Exchange Commission and available for viewing on its website at www.sec.gov. All forward-looking statements contained herein represent the Company's judgment as of June 18, 2010. Except as otherwise required by law, we disclaim any obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Note: The information in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: June 18, 2010	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Vice President, Deputy General Counsel, and Assistant Corporate Secretary